UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 22, 2005

Alpha Natural Resources, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-32423	02-0733940
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

406 West Main Street, Abingdon, Virginia		24210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	276-619-4410

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On April 22, 2005, the Section 162(m) Subcommittee of the Compensation Committee of the Board of Alpha Natural Resources, Inc. (the "Company") established performance goals and target bonuses for 2005 for its executive officers under its Annual Incentive Bonus (AIB) Plan. Consistent with last year’s parameters, bonuses to be awarded under the AIB Plan will be based on achievement of goals for EBITDA, return on invested capital, safety and certain strategic objectives, with target bonuses ranging from 15% to 150% (or 50% to 200% in the case of the Company’s CEO) of an executive’s base salary to be paid based on achievement of the pre-determined goals.

Item 7.01. Regulation FD Disclosure.

On April 27, 2005, beginning at 10:00 a.m. Eastern Time, Alpha Natural Resources, Inc. (the "Company") will hold its Annual Stockholders Meeting for 2005. The Company's Chief Executive Officer, Michael J. Quillen, will deliver a speech at the Annual Meeting. The script for Mr. Quillen's speech is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Current Report on Form 8-K that is being furnished pursuant to Item 7.01 (including Exhibit 99.1 relating to such Item), shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. In addition, this information shall not be deemed incorporated by reference into any of the Company's filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01. Financial Statements and Exhibits.

99.1 Script for Speech by Michael J. Quillen for 2005 Annual Stockholders Meeting

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Natural Resources, Inc.

April 27, 2005	By:	Vaughn R. Groves

Name: Vaughn R. Groves
Title: Vice President, Secretary and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Script for Speech by Michael J. Quillen for 2005 Annual Stockholders Meeting